As filed with the Securities and Exchange Commission on January 8, 2021

Registration No. 333-
___________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________________________________________________
TRICIDA, INC.
(Exact name of Registrant as Specified in Its Charter)
___________________________________________________

Delaware	46-3372526
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7000 Shoreline Court, Suite 201
South San Francisco, California 94080
(415) 429-7800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Tricida, Inc. 2020 Inducement Plan
(Full Title of the Plan)

Gerrit Klaerner, Ph.D.
Chief Executive Officer and President
Tricida, Inc.
7000 Shoreline Court
Suite 201
South San Francisco, CA 94080
(415) 429-7800
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐

Smaller reporting company	☐	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share (“Common Stock”)
–Reserved for future issuance under the Tricida, Inc. 2020 Inducement Plan (the “Plan”)	5,000,000	7.03	(2)	$35,150,000	$3,835

(1)
Tricida, Inc. (the “Registrant”) is filing this Registration Statement to register 5,000,000 shares of common stock for issuance under the Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act and based on the average of the high and low sale prices of the Common Stock, as quoted on The Nasdaq Global Select Market, on January 4, 2021.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in this Part I is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
The following documents heretofore filed with the Commission by the Registrant are incorporated herein by reference into this Registration Statement:
•The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 2, 2020;
•The Registrant’s Quarterly Reports on Form 10-Q, filed with the Commission on May 8, 2020, August 6, 2020, and November 9, 2020;
•The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 28, 2020, March 16, 2020, April 15, 2020, May 19, 2020, May 20, 2020, May 22, 2020, June 16, 2020, June 30, 2020, July 15, 2020, August 24, 2020, October 29, 2020, December 4, 2020, and December 8, 2020; and
•The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on June 25, 2018 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report for the purpose of updating such description.
All other reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant has furnished, or may from time to time furnish, to the Commission is, or will be, incorporated by reference into, or otherwise included in, this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 145(a) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
The Registrant’s amended and restated certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to it or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases or other distributions pursuant to Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. In addition, the Registrant’s charter provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The Registrant’s charter further provides that any amendment, repeal or modification of such article unless otherwise required by law will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or amendment of a director serving at the time of such repeal or modification.
The Registrant’s amended and restated certificate of incorporation provides that the Registrant shall indemnify each of its directors and executive officers, and shall have power to indemnify its other officers, employees and agents, to the fullest extent permitted by the DGCL as the same may be amended (except that in the case of an amendment, only to the extent that the amendment permits the Registrant to provide broader indemnification rights than the DGCL permitted the Registrant to provide prior to such the amendment) against any and all expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by the director, officer or such employee or on the director’s, officer’s or employee’s behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, to which he or she is or is threatened to be made a party because he or she is or was serving as a director, officer or employee of the Registrant, or at the Registrant’s request as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Registrant’s amended and restated certificate of incorporation further provides for the advancement of expenses to each of its directors and, in the discretion of the board of directors, to certain officers and employees, in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.
In addition, the Registrant’s amended and restated certificate of incorporation provides that the right of each of the Registrant’s directors and officers to indemnification and advancement of expenses shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the charter or amended and restated bylaws, agreement, vote of stockholders or otherwise. Furthermore, the Registrant’s amended and restated certificate of incorporation authorizes the Registrant to provide insurance for its directors, officers, employees, and agents against any liability, whether or not it would have the power to indemnify such person against such liability under the DGCL or the amended and restated bylaws.
The Registrant has entered into indemnification agreements with each of its directors and its executive officers. These agreements provide that the Registrant will indemnify each of its directors and such officers to the fullest extent permitted by law and its amended and restated certificate of incorporation.
The Registrant also maintains a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacities as directors or officers.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
Not applicable.
ITEM 8. EXHIBITS

Exhibit No.		Description

4.1
Amended and Restated Certificate of Incorporation of Tricida, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on June 16, 2020).

4.2		Amended and Restated Bylaws of Tricida, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed with the Commission on July 2, 2018).

4.3*		Tricida, Inc. 2020 Inducement Plan.

5.1*		Opinion of Sidley Austin LLP, with respect to validity of issuance of securities.

23.1*		Consent of Independent Registered Public Accounting Firm.

23.2*		Consent of Sidley Austin LLP (contained in Exhibit 5.1).

24.1*		Power of Attorney (included on the signature page of this Registration Statement).

	*	Each document marked with an asterisk is filed herewith.

ITEM 9. UNDERTAKINGS.
(a) The Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on January 8, 2021.
TRICIDA, INC.

By:	/s/ Gerrit Klaerner
Gerrit Klaerner, Ph.D.
Chief Executive Officer and President
(Principal Executive Officer)
POWER OF ATTORNEY AND SIGNATURES
Each of the undersigned officers and directors of Tricida, Inc. does hereby severally constitute and appoint Gerrit Klaerner, Ph.D. and Geoffrey M. Parker, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerrit Klaerner	Chief Executive Officer, President and Director (Principal Executive Officer)	January 8, 2021
Gerrit Klaerner, Ph.D.

/s/ Geoffrey M. Parker	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	January 8, 2021
Geoffrey M. Parker

/s/ Annie Yoshiyama	Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)	January 8, 2021
Annie Yoshiyama

/s/ Klaus Veitinger	Chairman of the Board of Directors	January 8, 2021
Klaus Veitinger, M.D., Ph.D., M.B.A

/s/ Robert J. Alpern	Director	January 8, 2021
Robert J. Alpern, M.D.

/s/ David Bonita	Director	January 8, 2021
David Bonita, M.D.

/s/ Sandra I. Coufal	Director	January 8, 2021
Sandra I. Coufal, M.D.

/s/ Kathryn Falberg	Director	January 8, 2021
Kathryn Falberg

/s/ David Hirsch	Director	January 8, 2021
David Hirsch, M.D., Ph.D.